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                                   EXHIBIT 17
                         FORM OF VOTING INSTRUCTION FORM












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                                     FORM OF
                             VOTING INSTRUCTION FORM

                          [FUND] (THE "ACQUIRED FUND")

                SPECIAL MEETING OF SHAREHOLDERS ON APRIL 16, 2003


1.       VOTE VIA THE TELEPHONE:    1-800-597-7836

2.       VOTE VIA THE INTERNET:     https://vote.proxy-direct.com

3.       VOTE VIA FACSIMILE         1-888-796-9932


The undersigned hereby instructs [NAME OF INSURANCE COMPANY] to vote, as designated below, all shares of the above-referenced Fund, that the undersigned is entitled to provide instructions for at the Special Meeting of Shareholders to be held April 16, 2003 at 10:00 a.m. local time, at 570 Carillon Parkway, St. Petersburg, Florida 33716, and at any adjournment thereof, with respect to the matters set forth below and described in the Notice of Meeting and Proxy Statement/Prospectus dated January __, 2003, receipt of which is hereby acknowledged.

          THESE INSTRUCTIONS ARE SOLICITED BY THE FUND'S DIRECTORS AND

          WILL BE VOTED "FOR" THE PROPOSAL UNLESS OTHERWISE INDICATED.

Please provide your instructions, date and sign this card and return it promptly in the enclosed envelope.

Please indicate your vote by an "x" in the appropriate box below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

         To approve an Agreement and Plan of Reorganization providing for the acquisition of all of the assets and liabilities of [Fund Name] (the "Acquired Fund") by [Fund Name] (the "Acquiring fund") solely in exchange for shares of Acquiring Fund, followed by the complete liquidation of Acquired Fund.

                 For              Against               Abstain

This voting instruction form must be signed exactly as your name(s) appears hereon. If as an attorney, executor, guardian or in some representative capacity or as an officer of a corporation, please add titles as such. Joint owners must each sign.


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Signature                                    Date


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Signature (if held jointly)                  Date


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